SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	DELAWARE
(State of Incorporation or Organization)	(State of Incorporation or Organization)

52-1568099	42-1658283
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

399 Park Avenue New York, New York 10043	388 Greenwich Street, 38th Floor New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)	(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-122925

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index with Potential Supplemental Interest at Maturity Due 2008	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 9 through 17 of Citigroup Funding Inc.’s (the “Company”) Prospectus dated May 3, 2005 (Registration No. 333-122925), as supplemented by the information under the headings “Summary Information — Q&A”, “Risk Factors Relating to the Notes” and “Description of the Notes” on pages S-3 through S-7, S-8 through S-11 and S-12 through S-19, respectively, of the Company’s related preliminary Prospectus Supplement, Subject to Completion, dated May 25, 2005, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Company’s filing under Rule 424(b)(5) dated May 24, 2005.

99 (B). Preliminary Prospectus Supplement describing the Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index with Supplemental Interest at Maturity Due 2008, Subject to Completion, dated May 25, 2005, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated May 26, 2005.

99 (C). Form of Note.

99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration No. 333-122925) (the “Registration Statement”).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc
(Registrant)

By:	/s/ Charles E. Wainhouse
Name:	Charles E. Wainhouse
Title:	Assistant Treasurer

Citigroup Funding Inc.
(Registrant)

By:	/s/ Scott Freidenrich
Name:	Scott Freidenrich
Title:	Executive Vice President

Date: June 23, 2005

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INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus dated May 3, 2005, incorporated by reference to the Company’s filing under Rule 424(b)(5) dated May 24, 2005.

99 (B).	Preliminary Prospectus Supplement describing the Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index with Supplemental Interest at Maturity Due 2008, Subject to Completion, dated May 25, 2005, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated May 26, 2005.

99 (C).	Form of Note.

99 (D).	Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement.

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